FIRST pactrust BANCORP, INC.™

Q2 2012 Operating Results

August 6, 2012

Forward-looking Statements

When used in this presentation and in documents filed with or furnished to the Securities and Exchange Commission (the "SEC"), in press releases or other public shareholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases "believe," "will," "should," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "plans," or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. These statements may relate to First PacTrust Bancorp, Inc.'s ("FPTB," "First PacTrust," the "Company," "we," "us" or "our") future financial performance, strategic plans or objectives, revenue, expense or earnings projections, or other financial items. By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.

Factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the stock purchase agreement for the Company's pending acquisition of Gateway Bancorp; (ii) the inability to complete the Gateway Bancorp acquisition due to the failure to satisfy such transaction's conditions to completion; (iii) risks that the Gateway Bancorp or Beach Business Bank transaction disrupts current plans and operations, the potential difficulties in customer and employee retention as a result of the recently completed transaction and the amount of the costs, fees, expenses and charges related to the transactions; (iv) continuation or worsening of current recessionary conditions, as well as continued turmoil in the financial markets; (v) the credit risks of lending activities, which may be affected by further deterioration in the real estate markets, may lead to increased loan delinquencies, losses and nonperforming assets in our loan portfolio, and may result in our allowance for loan losses not being adequate to cover actual losses and require us to materially increase our loan loss reserves; (vi) the quality and composition of our securities portfolio; (vii) changes in general economic conditions, either nationally or in our market areas; (viii) changes in the levels of general interest rates, and the relative differences between short- and long-term interest rates, deposit interest rates, our net interest margin and funding sources; (ix) fluctuations in the demand for loans, the number of unsold homes and other properties and fluctuations in commercial and residential real estate values in our market area; (x) results of examinations of us by regulatory authorities, and the possibility that any such regulatory authority may, among other things, require us to increase our allowance for loan losses, write-down asset values, increase our capital levels, or affect our ability to borrow funds or maintain or increase deposits, which could adversely affect our liquidity and earnings; (xi) legislative or regulatory changes that adversely affect our business, including changes in the interpretation of regulatory capital or other rules; (xii) our ability to control operating costs and expenses; (xiii) staffing fluctuations in response to product demand or the implementation of corporate strategies that affect our work force and potential associated charges; (xiv) errors in our estimates in determining fair value of certain of our assets, which may result in significant declines in valuation; (xv) the network and computer systems on which we depend could fail or experience a security breach; (xvi) our ability to attract and retain key members of our senior management team; (xvii) costs and effects of litigation, including settlements and judgments; (xviii) increased competitive pressures among financial services companies; (xix) changes in consumer spending, borrowing and saving habits; (xx) adverse changes in the securities markets; (xxi) earthquake, fire or other natural disasters affecting the condition of real estate collateral; (xxii) the availability of resources to address changes in laws, rules or regulations or to respond to regulatory actions; (xxiii) inability of key third-party providers to perform their obligations to us; (xxiv) changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board or their application to our business or final audit adjustments, including additional guidance and interpretation on accounting issues and details of the implementation of new accounting methods; (xxv) war or terrorist activities; and (xxvi) other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services and the other risks described from time to time in documents that we file with or furnish to the SEC. You should not place undue reliance on forward-looking statements, and First PacTrust undertakes no obligation to update any such statements to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

Second Quarter 2012 -- Highlights

- ✓ Strong organic loan and deposit growth
  - ✓ $32 million of asset growth; with total assets at $1.12 billion as of 6/30/12
  - ✓ $60 million of organic loan production in Q2 2012 at average yield of 4.8%
  - ✓ De Novo branches added $28 million in deposits in Q2 2012

- ✓ Improving Credit Metrics
  - ✓ Classified loans declined by 10.2% to $22.9 million (2.8% of loans) compared to 3/31/2012 levels.
  - ✓ Non-accrual loan balances declined by 1.8% linked quarters, from $17.1 million at 3/31/2012 to $16.8 million at 6/30/2012. Loans delinquent 90 days or more totaled $2.6 million, or 0.3% of gross loans at 6/30/2012
  - ✓ OREO declined to $9.3 million compared to $12.8 million at 3/31/12.

- ✓ Completed acquisition of Beach Business Bank on 7/2/12, and set closing date for Gateway Business Bank on or about 8/17/12.

FIRST pactrust BANCORP, INC.

Q2 Results

- Net loss of $739 thousand for the 2nd quarter
- Non-interest expense increased by $1.7 million to $9.9 million for the second quarter compared to $8.2 million for the quarter ending March 31, 2012.
  - $1.1 million of increase in non-interest expense is attributable to strategic initiatives associated with acquisitions as well as organic growth, including $0.4 million increase in professional services, $0.2 million in fees for the Gateway acquisition, $0.3 million in salaries and benefits associated with an increase in employees and $0.3 million increase in occupancy expense for additional space associated with anticipated acquisitions.
- Net interest margin declined by 38 bps to 3.27%
  - Primarily due to (a) lower yields on earning assets , 4.04% for Q2 2012 vs. 4.24% for Q1 2012, on larger short term liquid asset balances; and (b) 16 basis point higher average cost of funds due to interest expense on the senior notes issued in Q2 2012. Average cost of deposits fell by 2 bps to 0.64%.
  - Net interest margin at PacTrust Bank was at 3.58% despite retention of $93 million in average cash
- A $412 thousand improvement in provision for loan losses while loan balances remained flat
- Non-interest income improved by $136 thousand primarily due to gain on sale of $23 million of SFR loans
- Investments in organic growth initiatives and M&A activities are expected to enhance long-term earnings and franchise value.

Loans

- New loan production in Q2 2012 totaled $60 million with average coupon of 4.8% on organic growth
- Q2 2012 quarter end balance increased $1 million to $829 million over 3-31-12 despite sale of approximately $23 million in SFR loans and pre-payments in the Bank's non-traditional mortgage portfolio
- Non-accrual loans totaled $16.8 million
- $8.3 million of SBLF production in Q2. PacTrust has generated $27.8 million of SBLF loans since receiving $32 million of funds in Q3 2011.


Outstanding Loan Balances
(amounts in $ millions / % annualized)
$850
$800
$750
$700
$650
$600
$550
$500
5.00%
4.50%
4.00%
3.50%
3.00%
2.50%
2.00%
1.50%
1.00%
0.50%
0.00%

	Q2 11	Q3 11	Q4 11	Q1 12	Q2 12
End Bal	$672	$696	$776	$828	$829
Avg Bal	$666	$679	$707	$807	$829
Yield	4.52%	4.57%	4.55%	4.72%	4.63%

Deposits

- Total deposits have grown by $66 milion YTD.
  - $2 million second quarter deposit run off was planned to improve quality of deposits
  - De Novo branches added $28 million in deposits in Q2 2012

- Added 831 net new consumer and business checking accounts in Q2 2012
  - Q2 2012 cost of deposits declined to 0.64%.


Outstanding Deposit Balances
(amounts in $ millions / % annualized)
$850
$800
$750
$700
$650
$600
$550
6.00%
5.00%
4.00%
3.00%
2.00%
1.00%
0.00%

	Q2 11	Q3 11	Q4 11	Q1 12	Q2 12
End Bal	$686	$712	$786	$854	$852
Avg Bal	$661	$705	$747	$814	$857
Cost	0.74%	0.76%	0.67%	0.66%	0.64%

FIRST pactrust BANCORP, INC.

Branch Network

- 14 Branch locations serving San Diego, Los Angeles, Orange, and Riverside Counties
- Includes the five De Novo branches opened in La Jolla, San Marcos, Century City, Santa Monica, and Tustin. Newport Beach branch expected to open during 3Q12.
- Branches are exceeding growth goals thereby accelerating break-even point.
- De Novo branch openings negatively effect near term earnings due to upfront investments in facilities and personnel.

La Jolla:	*March 2011*	*$32.6 million in deposits*
San Marcos:	*June 2011*	*$21.5 million in deposits*
Century City:	*October 2011*	*$26.9 million in deposits*
Santa Monica:	*March 2012*	*$17.6 million in deposits*
Tustin:	*March 2012*	*$10.1 million in deposits*

Net Interest Margin

- Net interest margin for Q2 2012 impacted by:
  - An increase in short term liquid assets in anticipation of the 3Q12 funding requirements for Beach Business Bank and Gateway Business Bank acquisitions.
  - An increase in cost of funds due to issuance of $33 million in 7.5% senior notes in April 2012
- Average earning assets grew $57 million or 5.8% in Q2.
- Interest bearing liabilities grew $62 million or 7.3% in Q2.
- Cost of funds increase by 18 bps to 84 bps in Q2 due only to issuance of $33 million 7.5% senior notes in April 2012

Components of Net Interest Margin
(amounts in $ millions / % annualized)


$1,050
$1,000
$950
$900
$850
$800
$750
$700
$650
$600
$550
6.00%
5.00%
4.00%
3.00%
2.00%
1.00%
0.00%

	Q2 11	Q3 11	Q4 11	Q1 12	Q2 12
Earn Assets	$686	$829	$888	$973	$1,030
Dep & Borr	$661	$723	$764	$852	$914
Yield	4.36%	4.24%	3.96%	4.24%	4.04%
Cost of Funds	0.88%	0.76%	0.68%	0.68%	0.84%
NIM	3.56%	3.61%	3.38%	3.65%	3.27%

Non-Interest Income

- Q2 2012 non-interest income increased $136 thousand reflecting a gain of $145 thousand on sale of a $23 million SFR loans pool


Customer Service Fees
(amounts in $ thousands)
$400
$375
$350
$325
$300
$275
$250
Q2 11
Q3 11
Q4 11
Q1 12
Q2 12
Customer Service Fees
$373
$396
$366
$361
$378

FIRST pactrust BANCORP, INC.

Non-Interest Expense

- Non-interest expense increased by $1.7 million to $9.9 million in Q2 2012
  - Salaries and occupancy expenses grew by $0.6 million
  - Professional Services expenses grew by $0.4 million
    - $0.2 million in Gateway acquisition expenses
  - $0.3 million from elimination of net benefit from OREO related charges, including gain on sale of OREO and OREO valuation allowance expense that occurred in the first quarter of 2012.


Non-interest Expense
(amounts in $ thousands)
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$-
Q2 11 | Q3 11 | Q4 11 | Q1 12 | Q2 12
Non-interest Expense | $5,999 | $7,661 | $11,213 | $8,218 | $9,943


Selected Expenses
(amounts in $ thousands)
$10,000
$8,000
$6,000
$4,000
$2,000
$-
Q2 11 | Q3 11 | Q4 11 | Q1 12 | Q2 12
REO/FrclsurExp | $720 | $1,994 | $3,455 | $306 | $517
Prof Srvcs | $414 | $667 | $705 | $543 | $987
Salaries | $2,856 | $3,251 | $4,427 | $4,867 | $5,177

FIRST pactrust BANCORP, INC.

Credit Metrics

Delinquencies declined by 76% year over year from $34.3 million to $8.7 million

(30-59), (60-89), and (90+) Delinquencies
(amounts in $ millions)


$20
$10
$0

	30-59	60-89	90+
Q2 11	$16.1	$4.0	$14.2
Q3 11	$6.8	$2.5	$8.3
Q4 11	$8.3	$2.5	$7.8
Q1 12	$3.7	$0.8	$2.6
Q2 12	$5.0	$1.1	$2.6

Asset Quality Trends


6.0%
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%

	Q2 11	Q3 11	Q4 11	Q1 12	Q2 12
DQ /Loans	5.2%	2.5%	2.3%	0.9%	1.0%
NPL / Loans	2.1%	2.8%	2.5%	2.2%	2.0%
Classified / Loans	5.1%	4.0%	3.7%	2.9%	2.7%
NPA / Assets	3.3%	3.1%	3.4%	2.9%	2.3%

Nonperforming loans include loans delinquent more than 89 days including nonaccrual loans and excludes nonaccrual loans less than 90 days delinquent

Credit Quality

- Delinquencies on originated loan portfolio declined to $6.3 million, a 66% decline since 12/31/2011
- OREO declined to $9.2 million
- Q2 2012 Net Loan Charge-offs declined to $4 thousand compared to $2.3 million in Q1 2012

Delinquencies & NPA Components

(amounts in $ millions)


$30
$20
$10
$0

	30-89 Day	90+ Day	OREO
Q2 11	$20.1	$14.2	$15.0
Q3 11	$9.3	$8.3	$20.6
Q4 11	$10.7	$7.8	$14.7
Q1 12	$4.5	$2.6	$12.8
Q2 12	$6.1	$2.6	$9.2

Credit quality and provision

- As of June 30, 2012 the allowance for loan losses was at $11.4 million, or 1.4% of loans
- Reflecting improved credit quality, ALLL represents 438% coverage on $2.6 million of loans delinquent more than 90 days versus 164% coverage as of December 31, 2011


Allowance for Loan & Lease Losses
(amounts in $ millions / %)
12.0
10.0
8.0
6.0
4.0
2.0
0.0

	Q2 11	Q3 11	Q4 11	Q1 12	Q2 12
GVA	7.1	7.0	9.1	10.0	9.9
SVA	1.3	2.0	3.7	1.3	1.5
ALLL	$8.4	$9.0	$12.8	$11.2	$11.4
as a % of 90+ Delq.	59%	108%	164%	431%	438%

Capital

- Strong capital position at Bancorp and Pacific Trust Bank
  - At June 30, 2012 the Bank's total core capital to adjusted tangible assets stands at 11.4% and total risk-based capital ratio stands at 17.9%
- Bancorp's tangible common equity to asset ratio is 13.5% at June 30, 2012
  - FPTB maintains sufficient equity to support existing M&A commitments and organic growth
- Book value per share of $13.04 as of June 30, 2012.

*Non-GAAP Reconciliation – see appendices


TCE to Assets*
20.0%
15.0%
10.0%
5.0%
0.0%
Q2 11
Q3 11
Q4 11
Q1 12
Q2 12
TCE to Assets
18.2%
17.2%
15.3%
14.0%
13.5%

Pacific Trust Bank Regulatory Capital Ratios

Ratio	Q2 11	Q3 11	Q4 11	Q1 12	Q2 12
Total Core Capital	11.6%	14.3%	13.1%	11.8%	11.4%
Tier 1 Risk-based Capital	16.0%	19.7%	17.3%	15.9%	16.6%
Total Risk-based Capital	17.2%	20.7%	18.6%	17.1%	17.9%

FIRST pactrust BANCORP, INC.

Other items

Beach Merger

- Closed July 1, 2012.
- Beach reported total assets of $312 million and net income of $0.2 million for the quarter ended June 30, 2012 after transaction expenses.

Gateway Acquisition

- All necessary regulatory approvals.
- Expected to close August 17, 2012.
- Gateway reported Q2 earnings of $1.2 million.
- $490 million new loan originations in 1H12.

Liquidity

- Bancorp and Pacific Trust Bank have sufficient on-balance sheet liquidity to fund daily activities.
- Bancorp raised an additional $31.2 million (net) of cash through a $33 million senior notes offering; 8 year term at 7.5% coupon.
- Cash and equivalents plus investment securities total $205.8 million or 18.7% of assets.

Regulatory Update

- OCC terminated the August 2009 MOU, effective April 4, 2012.

Summary

- ✓ $32 million of asset growth; with total assets exceeding $1.12 billion at 6/30/12.
  - ✓ Year-to-date growth of 11.6%
- ✓ Strong organic loan originations and De Novo deposit growth with attractive pricing and credit metrics
- ✓ 38 basis points reduction in Net Interest Margin primarily due to issuance of $33 million senior notes in Q2 2012 and temporary investment of proceeds into cash and equivalents
- ✓ Delinquencies declined to $6.3 million, or 0.76% of total loans, an 82% year over year reduction.
- ✓ Improved quality of potential future earnings
  - ✓ Lending platforms produced $60 million of loans with strong yields
  - ✓ New branches delivering organic funding growth
- ✓ Strong capital and liquidity position
- ✓ Solid relations with regulators with meaningful elimination of long-term MOU during Q2
- ✓ Finalized acquisition of Beach Business Bank on 7/1/12 and approval to close the acquisition of Gateway Business Bank. Both companies are profitable and are expected to be immediately accretive to earnings.

Appendices

FIRST pactrust BANCORP, INC.

Non-GAAP Financial Information

This presentation contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States ("GAAP"). These non-GAAP financial measures include tangible common equity.

Tangible common equity is calculated by excluding preferred equity from stockholders' equity and excluding any intangible assets (of which we had none through June 30, 2012) from assets. We believe that this is consistent with the treatment by our regulatory agency, which excludes any intangible assets from the calculation of risk-based capital ratios. Accordingly, management believes that these non-GAAP financial measures provide information to investors that is useful in understanding the basis of our risk-based capital ratios.

Reconciliations of the non-GAAP measures to the comparable GAAP measures are provided below.

The following table presents a reconciliation of tangible common equity to stockholders' equity (dollars in thousands):

	3/31/2011	6/30/2011	9/30/2011	12/31/2011	3/31/2012	6/30/2012
Stockholders' equity	$ 135,650	$ 160,475	$ 191,488	$ 184,495	$ 184,001	$ 182,295
Less: Intangible assets	0	0	0	0	0	0
Less: Preferred stock	0	0	31,940	31,934	31,935	31,925
Tangible common equity	$ 136,009	$ 135,650	$ 160,475	$ 159,548	$ 152,495	$ 150,370